ON2 TECHNOLOGIES, INC.
                               21 Corporate Drive
                             Clifton Park, NY 12065



Timothy C. Reusing
420 E. 23rd St., Apt. 3H
New York, NY 10010


Dear Tim:

This agreement is entered into and shall become effective as of the 11th day of May 2005, by and between On2 Technologies, Inc. (hereinafter "On2" or "employer") and Tim Reusing (hereinafter "employee").

On2 agrees to extend employee's contract dated November 10, 2003, for one year. The term of the extension will commence on the date hereof and terminate on October 15, 2006.

All the terms and conditions set forth in the employee's contract dated November 10, 2003, shall apply to the one-year extension term.

Sincerely yours,

ON2 TECHNOLOGIES, INC.


BY: /s/ Douglas A. McIntyre
    -------------------------------------
    Name:  Douglas A. McIntyre
    Title: Chairman, President and CEO


/s/ Timothy C. Reusing
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Timothy C. Reusing